UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2023

FIRST MID BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	Nasdaq Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by First Mid Bancshares, Inc. (the “Company”), effective as of the commencement of the 2023 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) on April 26, 2023, the Company’s Board of Directors (the “Board”) accepted Steven L. Grissom’s retirement from the Board, and the committees on which Mr. Grissom served, namely the audit committee, the compensation committee and the nominating and governance committee, and Mr. Grissom did not stand for re-election at the Annual Meeting because he reached the mandatory retirement age of 70 during his term expiring at the Annual Meeting. The Board’s mandatory retirement policy permits directors to serve for the full term in which they reach age 70.

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2023 Annual Meeting of Stockholders of the Company was held on April 26, 2023. At the Annual Meeting, there were present in person and by proxy holders 14,545,957 shares of Common Stock of the Company, representing approximately 71% of the total votes eligible to be cast, constituting a majority and more than a quorum of the outstanding shares entitled to vote.

The matters considered and voted on by the Company's stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Proposal 1: Election of Directors. Two directors were elected at the Annual Meeting, each for a three-year term. The results of voting at the Annual Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
J. Kyle McCurry	14,171,815	374,141	—
Mary J. Westerhold	13,799,448	746,508	—

Proposal 2: Advisory Vote on Executive Compensation. With respect to the advisory vote to approve the compensation of the Company's named executive officers described in the Company's proxy statement, the number of votes cast for and against, as well as the number of broker non-votes and abstentions, were as follows:

Votes For	Votes Against	Broker Non-Votes	Abstentions
14,040,700	320,854	—	184,401

Proposal 3: Advisory Vote on the Frequency of the Executive Compensation Vote. With respect to the advisory vote as to whether the stockholder vote to approve named executive officer compensation should occur yearly, every two years or every three years, the number votes cast for the "Yearly," "Every Two Years" and "Every Three Years" frequencies, as well as the number of broker non-votes and abstentions, were as follows:

Yearly	Every Two Years	Every Three Years	Broker Non-Votes	Abstentions
5,589,990	781,093	8,091,488	—	83,380

The Company will hold another advisory vote on the compensation of its named executive officers in three years in accordance with the frequency receiving the most votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC.

Dated:	May 1, 2023
By:	/s/ Joseph R. Dively
Name:	Joseph R. Dively
Title:	Chairman, President and Chief Executive Officer